UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 23, 2006

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2006, the board of directors of the Federal Home Loan Bank of Atlanta (the "Bank") approved and adopted amendments to Articles III, V and VII of the Bank's bylaws.

Article III, Section 3 of the Bank's bylaws regarding special meetings of the board of directors was revised to make technical corrections related to the procedures by which notices of special meetings of the board of directors are to be given.

Article III, Section 4 of the Bank's bylaws regarding teleconferences and actions in lieu of meetings of the board of directors was amended to explicitly state that written consents to actions by the board of directors in lieu of meetings may be given electronically. Prior to these amendments, this Section of the bylaws provided that directors could give their written consent in lieu of meetings, but did not explicitly state that written consent could be in the form of an electronic submission.

Article V, Section 2 of the Bank's bylaws regarding resignations, removal and vacancies of Bank officers was revised primarily to include a new provision that any officer of the Bank who was appointed by the Bank's president may be removed at any time, with or without cause, by the Bank's president. In addition, this Section of the Bylaws was amended to allow the president of the Bank to fill an officer vacancy or to transfer the powers and duties of an officer in his or her absence to any other officer or employee, if the president is authorized to appoint the officer whose office is vacant or whose duties are being transferred. Prior to these amendments, this Section of the bylaws provided that these actions were to be taken by the Board. These amendments were made to conform the president's removal and transfer authority to the president's appointment authority contained elsewhere in the bylaws.

Article VII, Section 3 of the Bank's bylaws related to signing of Bank documents was revised to allow any Bank officer or officers designated in writing by the Bank's president to sign certain documents or instruments on behalf of the Bank. In addition, the provision was amended to allow the Bank's president to delegate in writing to any Bank officer or officers the authority to further designate officers to sign documents or instruments on behalf of the Bank. Prior to these amendments, this Section of the bylaws provided that Bank documents were to be signed by the president or any two Bank officers designated by the president, unless the Board had authorized one officer to sign.

A copy of the bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.2	Bylaws of Federal Home Loan Bank of Atlanta, as Revised and Restated on September 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: September 26, 2006	By: /s/ Gregory N. Mayfield
Gregory N. Mayfield
Executive Vice President,
General Counsel
and Corporate Secretary